  As filed with the Securities and Exchange Commission on July _________, 2001


                     Registration Statement No. 333-________

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      -------------------------------------

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             (Amendment No._______ )

                                 OWNERTEL, INC.
                 ----------------------------------------------
                 (Name of Small Business Issuer in its Charter)

        Georgia                      4813                      58-2634747
-------------------------  --------------------------   ------------------------
     (State or other            (Primary Standard            (I.R.S. Employer
      Jurisdiction)         Industrial Classification       Identification No.)
                            code Number)

                            2870 Peachtree Road, #176
                              Atlanta Georgia 30305
                                 (404) 237-8605

          (Address and Telephone Number of Principal Executive Offices)


              ---------------------------------------------------
              (Address of Principal Place of Business or Intended
                          Principal Place of Business)

                               William G. Head III
                                    President
                            2870 Peachtree Road, #176
                             Atlanta, Georgia 30305
                                 (404) 237-8605

           (Name, Address, and Telephone Number of Agent for Service)

                                   Copies to:

                             Warren L. Traver, Esq.
                                   Building 2
                                4545 Wieuca Road
                             Atlanta, Georgia 30342
                                 (404) 236-0134


         Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

                        ---------------------------------

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
                                                          Proposed Maximum       Proposed Maximum        Amount of
     Title of Each Class of           Amount to be       Offering Price Per     Aggregate Offering     Registration
   Securities to be Registered         Registered             Unit (1)                Price                 Fee
---------------------------------------------------------------------------------------------------------------------

Common Stock $.001 Par Value Per
Share                                   4,910,000               $1.50               $7,365,000          $1,841.25
---------------------------------------------------------------------------------------------------------------------

Total                                   4,910,000               $1.50               $7,365,000          $1,841.25
---------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act, as amended.

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.



                  [Remainder of page intentionally left blank]

                 SUBJECT TO COMPLETION, DATED AUGUST______, 2001

                                                         INITIAL PUBLIC OFFERING
                                                                      PROSPECTUS

                                 OWNERTEL, INC.

                                  COMMON STOCK
                        4,910,000 SHARES OF COMMON STOCK
                                 $1.50 PER SHARE

         This is an initial public offering of a total of 4,910,000 shares of our common stock. Our common stock is not listed on any national securities exchange or the Nasdaq Stock Market, and no public market currently exists for it. We cannot guarantee that a trading market in the shares of our common stock will ever develop. We plan to have our common stock quoted on the OTC Bulletin Board.

         This prospectus relates to 2,000,000 shares of our common stock, to be offered by the Company on a "best efforts" basis at an initial public offering price of $1.50. See "Plan of Distribution" for a further discussion on our direct offering.

         This prospectus also relates to 1,910,000 shares of our common stock being offered by the individuals who are named under the caption "Selling Shareholders." We will not receive any proceeds from the sale of shares of common stock by the Selling Shareholders.

         The Selling Shareholders may offer and sell the shares of common stock from time to time directly, or through underwriters, in the over-the-counter market, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See "Plan of Distribution" for a discussion of the methods of sale, which the Selling Shareholders or their pledgees, donees or transferees may use to offer and sell the shares.

         This prospectus also relates to an additional 1,000,000 shares of common stock that we plan to distribute from time to time during the 24 month period following the date of this prospectus, at no cost, to customers of our Company. We will not receive any proceeds from our offering of these promotional shares. See "Plan of Distribution" for a further discussion on our promotional stock program.

         We have retained no underwriters in connection with this offering. Our officers will act as our sales agents in this offering, but they will not receive commissions for any shares they sell.

         The Common Stock offered by this Prospectus involves a high degree of risk. You should purchase shares only if you can afford a complete loss. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

         The date of this prospectus is__________, 2001.

                                TABLE OF CONTENTS

                                                                                                                Page
AVAILABLE INFORMATION............................................................................................1

GUIDE TO READING THIS PROSPECTUS.................................................................................1

PROSPECTUS SUMMARY...............................................................................................1

         The Company.............................................................................................1

         Management..............................................................................................2

         Dividend Policy.........................................................................................2

THE OFFERING.....................................................................................................2

RISK FACTORS.....................................................................................................3

FORWARD-LOOKING STATEMENTS......................................................................................11

USE OF PROCEEDS.................................................................................................11

DIVIDEND POLICY.................................................................................................11

DILUTION........................................................................................................12

CAPITALIZATION..................................................................................................13

SELECTED FINANCIAL DATA.........................................................................................13

ORGANIZATION WITHIN LAST FIVE YEARS.............................................................................13

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION............................13

BUSINESS........................................................................................................14

         Background.............................................................................................14

         Business Strategy......................................................................................14

         Recent Developments....................................................................................15

         Products and Services..................................................................................15

         Competition............................................................................................16

         Employees..............................................................................................16

MANAGEMENT......................................................................................................17

         Directors and Officers.................................................................................17

         Directors' Compensation................................................................................17

         Committees of the Company..............................................................................17

         Executive Officers of the Company......................................................................18

         Compensation of Management.............................................................................18

         Stock Option Plan......................................................................................18

PRINCIPAL SHAREHOLDERS..........................................................................................20

SELLING SHAREHOLDERS............................................................................................20

CERTAIN TRANSACTIONS............................................................................................21

         Indemnification........................................................................................21


DESCRIPTION OF CAPITAL STOCK....................................................................................21

         Common Stock...........................................................................................22

         Preferred Stock........................................................................................22

         Transfer Agent and Registrar...........................................................................22

         Certain Anti-Takeover Provisions.......................................................................22

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.............................22

SHARES ELIGIBLE FOR FUTURE SALE.................................................................................23

PLAN OF DISTRIBUTION............................................................................................24

         Direct Offering........................................................................................24

         Selling Shareholders...................................................................................25

         Promotional Stock Program..............................................................................26

FEDERAL INCOME TAX CONSEQUENCES OF STOCK PROMOTION PROGRAM......................................................27

LEGAL PROCEEDINGS...............................................................................................27

LEGAL MATTERS...................................................................................................27

EXPERTS.........................................................................................................27

ADDITIONAL INFORMATION..........................................................................................27

                              AVAILABLE INFORMATION

         We intend to give to our shareholders annual reports containing financial statements audited and reported upon by our independent public accounting firm and we intend to make available quarterly reports for the first three quarters of each year containing unaudited interim financial information.

         We have filed a Registration Statement, as amended, with the SEC under the Securities Act with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the SEC, this Prospectus does not contain all the information set forth in the Registration Statement which can be examined without charge at the public reference facilities of the SEC located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at the Northeast Regional Office of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048; the Midwest Regional Office of the Commission, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; or at the Pacific Regional Office of the Commission at 5670 Wilshire Blvd., 11th Floor, Los Angeles, CA 90036, at prescribed rates. In addition, the SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including OwnerTel, Inc. We will provide, without charge and upon request, a copy of the information that is incorporated by reference in the Prospectus. The statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement summarize the provisions of such contract or other document which are deemed material. However, such summaries are, of necessity, brief descriptions and are not necessarily complete; each such statement is qualified by reference to such contract or document.

                        GUIDE TO READING THIS PROSPECTUS

         The following information should help you understand some of the conventions used in this prospectus. Throughout this prospectus,

         - when we use the terms "we," "us," "our," the "Company" or "OwnerTel," we are referring to OwnerTel, Inc., the registrant itself, and

         - when we use the term "TransNet," we are referring to TransNet Connect, Inc. the entity from which we expect to receive an assignment of its independent sales agent contracts, for which we expect to market local and long distance telephone and internet service and with which we expect to have an option to purchase its public service commission certifications and long distance telephone customers.

                               PROSPECTUS SUMMARY

         This summary provides an overview of certain information contained elsewhere in this prospectus and does not contain all of the information that you should consider or that may be important to you. You should read the entire prospectus carefully to fully understand the offering, including "Risk Factors" and the financial statements.

THE COMPANY

         The Company was formed on July 2, 2001 as a Georgia corporation. We are a development stage company that intends to market the resale of local and long distance telephone and internet service. As part of the Company's business plan, the Company expects to enter into three (3) agreements with TransNet Connect, Inc., a Florida corporation ("TransNet"): (1) an Assignment Agreement; (2) a Marketing Agreement; and (3) an Option and Services Agreement. The expected terms of the foregoing agreements are as follows. Under the terms of the Assignment Agreement, TransNet will assign to OwnerTel all of TransNet's agreements with its existing independent sales agents in exchange for a warrant to purchase 500,000 shares of OwnerTel common stock. Under the terms of the Marketing Agreement, OwnerTel will market TransNet's local and long distance telephone and internet services in exchange for a commission payment of up to 50% of the revenue received by TransNet for the services sold by OwnerTel. Under the terms of the Option and Services Agreement, TransNet will provide OwnerTel with a one-year option to purchase TransNet's public service commission certifications ("Certifications") and its long distance telephone customer base, in whole or in part, and will provide OwnerTel with customer service and billing and collection services for each customer acquired from TransNet, or that OwnerTel acquires on its own, in exchange for fee of $1.00 per customer during each month that such customer has a usage related charge. We currently have our temporary offices at 2870 Peachtree Road, #176, Atlanta, GA 30305. The Company's temporary phone number is (404) 237-8605.

MANAGEMENT

     We have hired William G. "Will" Head III to serve as Chairman of the Board and President of the Company. Mr. Head is a seasoned entrepreneur who has founded and served as President of various public and private companies. Mr. Head also served as President of TransNet from February 2001 until June, 2001.

     We have also hired Elizabeth Crews to serve as a director and Secretary of the Company. Ms. Crews previously served as Chief Financial Officer of TransNet from December 2000 until June, 2001.

     We also expect to assemble an experienced senior management team and board of directors who share a common vision and commitment to the success of the Company.

DIVIDEND POLICY

     We do not anticipate paying dividends on the Common Stock for the immediately foreseeable future.

                                 THE OFFERING

Direct placement of Stock..........................   2,000,000

Initial Offering Price.............................   $1.50 per share

Stock Offered By Selling Shareholders..............   The Selling Shareholders are registering
                                                      for resale 1,910,000 shares of our common
                                                      stock which they currently own.

Customer Promotional Common Stock Offering.........   Up to 1,000,000 shares. We plan to
                                                      distribute the shares from time to time
                                                      during the 24 month period following the
                                                      date of this prospectus, at no cost, to our
                                                      customers.

Common Stock Outstanding Before Offering...........   17,000,000 shares

Common Stock Outstanding After Offering............   20,000,000 shares if all of the promotional
                                                      customer shares are distributed, and we
                                                      sell all of the  stock in the  direct
                                                      placement.

Use of Proceeds....................................   We intend to use the proceeds for general
                                                      and administrative expenses, development of
                                                      the business, working capital and other
                                                      general corporate purposes. We will not receive any
                                                      proceeds from the sale of the shares of common
                                                      stock by the Selling Shareholders or from the
                                                      promotional common stock offering.

Risk Factors.......................................   An investment in our Common Stock involves
                                                      significant risk. You should not invest in
                                                      our Company unless you can afford to lose
                                                      your entire investment. You should read
                                                      the entire prospectus carefully, including
                                                      "Risk Factors" and the financial statements,
                                                      before making a decision to invest in
                                                      our Company.

         Except as otherwise specified, all per share information in this prospectus is based on the number of shares outstanding as of , 2001.

                                  RISK FACTORS

         An investment in our Common Stock is a risky investment. The following are some of the potential risks of an investment in our Common Stock and you should read them carefully before purchasing shares of our Common Stock. The order in which we have listed the risks does not indicate the importance of the risk. There may also be other risks that we have not discussed.

GENERAL RISKS

         WE ARE A NEW BUSINESS WITH NO OPERATING HISTORY

         We are a new business with no operating history. Our business is subject to the same risks that all new businesses face. Because we have not opened for business as of the date of this prospectus, you do not have access to all of the information that is available to the purchasers of securities of a company with a history of operations. This information may be important to you in assessing your proposed investment. Our profitability will depend primarily upon the Company's operations and there is no assurance that the Company will ever operate profitably. Because of the substantial startup costs that must be incurred by a new company, we expect to incur significant operating losses during our initial years of operations.

         DEPENDENCE ON KEY PERSONNEL

         The Company believes that its continued success will depend to a significant extent upon the abilities and continued efforts of its senior management, particularly Mr. Head, its Chairman and President. The Company does not have employment agreements with any of its employees, and does not maintain key man life insurance on Mr. Head or any of its other employees. The loss of the services of any of our senior management could have a material adverse effect on the Company's results of operations. The success of the Company will also depend, in part, upon the Company's ability to find, hire, and retain additional key management personnel who are also being sought by other businesses. The inability to find, hire, and retain such personnel could have a material adverse effect upon the Company's results of operations.

         HAVE NO PLANS TO PAY DIVIDENDS

         We do not anticipate paying dividends on the Common Stock for the immediately foreseeable future. The amount and timing of any dividends will be at the discretion of our Board of Directors. The board may in its sole discretion decide not to declare dividends.

         ABILITY TO MANAGE GROWTH

         The Company's strategy includes becoming a reseller of local and long distance telephone and internet services. The Company expects to initially experience rapid growth, which will place additional demands upon the Company's current management and other resources and will require additional working capital, information systems, and management, operational, and other financial resources. The growth of the Company will depend on various factors, including, among others:

         -        the ability of management to implement our strategy,

         -        competition,

         - the ability of the Company to obtain its own Certifications, and

         - the ability of the Company's Integrated Communications Providers to handle our growth in the amount of services we sell.

         Not all of the foregoing factors are within the control of the Company. The Company's ability to manage growth successfully will require the Company to continually enhance its operational, management, financial, and information systems and controls. No assurance can be given that the Company will be able to manage expanding operations and, if the Company's management is unable to manage growth effectively, the Company's business, operating results, and financial condition could be materially adversely affected.

RISKS RELATED TO OUR BUSINESS

         DEPENDENCE ON TRANSNET TO PROVIDE LOCAL AND LONG DISTANCE TELEPHONE AND INTERNET SERVICE FOR US TO MARKET

         The Company expects to enter into an agreement with TransNet to provide TransNet with marketing services. TransNet is a reseller of local and long distance telephone and internet service. Our expected marketing agreement with TransNet will be for a period of one (1) year, and will automatically renewable for successive one (1) year terms unless terminated by either of the parties. TransNet has recently contracted with EPICUS, Inc., an Integrated Communications Provider ("ICP"), to resell local and long distance telephone and internet service provided by EPICUS, Inc. ("EPICUS").

         TransNet's agreement with EPICUS is for a term of one (1) year, and is automatically renewable for additional one (1) year terms unless either party cancels the Agreement by sending written notice of intent to cancel, effective on the final day of the Agreement, at least thirty (30) days prior to the expiration of the current term. The current term expires on February 1, 2002. The termination of TransNet's contract with EPICUS or a reduction in the quality of services provided by EPICUS could have a material adverse effect on the Company's results of operations. In the event that EPICUS is unable to handle growth in subscriber usage, or terminates its contract with TransNet, then the Company would be required to seek another reseller, become its own reseller, or seek another ICP. In such event, the cost paid for such services may exceed that expected to be paid under the TransNet contract, which could have a material adverse effect on the Company's results of operations.

         WE MAY BECOME SUBJECT TO NUMEROUS REGULATORY RISKS AS A PARTICIPANT IN THE TELECOMMUNICATIONS RESELLER INDUSTRY.

         Initially, our Company expects to act as a marketer for TransNet's local and long distance telephone and internet services. However, the Company intends to obtain the necessary Certifications to become a reseller of long distance telephone service, either pursuant to an Option and Services Agreement that the Company expects to enter into with TransNet, or on its own. If and when the Company becomes a reseller of such services, the Company will be subject to state and federal statutes and rules regulating the telecommunications industry. These regulations vary from state to state and consist of such items as:

         -        approval procedures for resale agreements;

         -        certification or licensing procedures and requirements;

         -        tariff requirements;

         -        reporting requirements; and

         - requirements in connection with customer billing, suspension and disconnection.

          WE MAY NOT BE ABLE TO OBTAIN ALL OF THE CERTIFICATIONS AND CUSTOMER BASE THAT WE REQUIRE FROM TRANSNET.

          We expect to enter into an Option Agreement to purchase the Certifications and customer base of TransNet. The regulations concerning the transfer of the foregoing vary from state to state and we may not be able to acquire from TransNet all of the Certifications that we need to become a reseller of local and long distance telephone and internet service in the states in which we wish to resell such services. If we are unable to exercise an option to purchase Certifications from TransNet in any states in which we desire to become a reseller, we will need to apply for such Certifications on our own. Any delay in obtaining such Certifications may have a materially adverse effect on the Company's results of operations.

         WE FACE SIGNIFICANT COMPETITION THAT MAY ADVERSELY AFFECT OUR ABILITY TO ATTRACT AND RETAIN CUSTOMERS.

         The United States telecommunications industry is highly competitive, rapidly evolving, and significantly influenced by the marketing and pricing decisions of the larger industry participants. Whether the Company markets TransNet's services, or becomes its own reseller, the Company expects to compete for customers with a number of well-established providers, as well as many other providers with less significant market share. Many of our competitors:

         -        are significantly larger than us;

         - have substantially greater financial, technical, and marketing resources;

         -        have larger networks than us;

         -        offer a broader portfolio of services than we do;

         - have long-standing relationships with many of our target customers; and

         -        have greater name recognition and brand loyalty.

         Our competitors may reduce rates or offer incentives to our existing and potential customers. For example, several domestic long distance carriers have introduced pricing strategies which provide for fixed, low rates for domestic calls. Because we believe that to maintain our competitive position we must be able to reduce our prices to meet reductions in rates by others, our business could be adversely affected by such reductions. Some carriers are expanding their capacity and network facilities. We may see more downward price pressure if industry expansion results in capacity which exceeds overall demand. We cannot predict to what extent we may need to reduce our prices to remain competitive or whether we will be able to sustain future pricing levels as our competitors introduce competing services or similar services at lower prices.

         In addition, the regulatory environment in which we intend to operate is changing. As this regulatory environment evolves, our competitors may obtain greater or unique competitive advantages. New technologies may also result in new regulation or competitors entering the marketplace.

         For example, many of our competitors have established networks that enable telecommunications over Internet Protocol data networks ("IP telephony"). To the extent IP telephony is not regulated, providers of IP telephony could create substantial downward pricing pressure on non-IP telephony providers.

         OFFERING ADDITIONAL PRODUCTS AND SERVICES

         The Company's strategy includes offering additional communications products and services, which may include, among others:

         -        international wholesale and retail long distance service,

         -        paging,

         -        wireless cable,

         -        home security monitoring and communication, and

         -        cellular phone service.

         The ability of the Company to offer these additional services will be limited by the Company's ability to enter into agreements with providers or resellers of such services. Additionally, entry into new markets entails risks associated with the state of development of the market, intense competition from companies already operating in those markets, potential competition from companies that may have greater financial resources and experience than the Company, and increased selling and marketing expenses. There can be no assurance that the Company will be able to offer these products and services or that any products or services that the Company is able to offer will receive market acceptance in a timely manner, or at all, or that prices and demand in new markets will be at a level sufficient to provide profitable operations.

         RAPID CHANGES IN TECHNOLOGY COULD PLACE US AT A COMPETITIVE
DISADVANTAGE.

         The Company expects that a substantial portion of our future revenues will be derived from providing tailored, value-added network services to our customers.

         The markets we expect to service are characterized by:

         -        rapidly changing technology;

         -        changes in end-user requirements;

         -        frequent introduction of new services and other products;

         -        evolving industry standards;

         -        emerging competition; and

         - decreases in the cost of equipment and the pricing of existing as well as new services and other products.

         We expect these changes to continue and our long-term success will increasingly depend upon our ability to offer or enhance existing products and services and to develop new products and services that meet changing customer requirements on a timely and cost-effective basis. We cannot assure you that we can successfully identify new opportunities and develop and bring new products and services to the market in a timely and cost effective manner. We also cannot assure you that the products, services or technologies that others develop will not render any products, services or technologies we expect to offer non-competitive or obsolete. Furthermore, there is no guarantee that products or service developments or enhancements we expect to introduce will achieve or sustain market acceptance or that they will effectively address the compatibility and interoperability issues raised by technological changes or new industry standards. Additionally, because we expect to initially only be a marketer for TransNet's services, until we receive our own regulatory approval or establish relationships with other resellers or ICPs, we will be limited by TransNet's ability to adapt to the foregoing.

         Our failure to expand any products and services we expect to offer on a timely basis or failure to adapt to changing customer requirements and evolving industry standards could have a material adverse effect on our business, financial condition, and results of operations.

         SUBSCRIBER ATTRITION

         The Company believes that a high level of subscriber attrition is a characteristic of the domestic residential long distance industry. Attrition is attributable to a variety of factors, including the termination of subscribers for non-payment and the initiatives of existing and new competitors as they engage in, among other things, national advertising campaigns, telemarketing programs, and the issuance of cash or other forms of incentives. If and when the Company becomes its own reseller of long distance telephone service, a high level of attrition could have a material adverse effect upon the Company's results of operations.

         WE MAY EXPERIENCE DECREASING PRICES FOR ANY SERVICES WE MAY OFFER, WHICH MAY IMPAIR OUR ABILITY TO ACHIEVE PROFITABILITY OR POSITIVE CASH FLOW.

         We may experience decreasing prices for any services we may offer due to competition, volume-based pricing and other factors. We expect to charge higher prices for some of the services we expect to offer than some of our competitors do for their similar services. As a result, we cannot assure you that any customers will select our services over those of our competitors. In addition, we cannot assure you that our costs to provide such services will decrease proportionally to the prices we are able to charge customers. We expect to reduce prices periodically in the future to respond to competition and to generate increased sales volume. As a result, we cannot predict whether demand for any services we expect to offer will exist at prices that enable us to achieve profitability or positive cash flow.

         IF OUR SERVICE PROVIDERS' INFORMATION SYSTEMS FAIL TO ACCURATELY CAPTURE CUSTOMER BILLS WE MAY LOSE POTENTIAL REVENUES.

         We will be dependent upon others' information systems and switching equipment to:

         -        provide service to our customers;

         -        manage our network; and

         -        collect billing information.

         In operating our business, we will rely on service providers, which will need to process call detail records quickly and accurately to produce customer bills. While we believe our expected service providers' billing and information systems currently are capable of processing such data, we cannot assure you that such systems will not require enhancement or substantial investments in the future. If we are unable to bill and collect receivables from our future customers because of problems with our service providers information systems, our cash flows could be interrupted which could materially adversely affect our business, financial condition and results of operations.

          WE ARE SUBJECT TO THE RISK OF SYSTEM FAILURE AND SECURITY RISKS.

         Our expected providers' carriers must provide reliable service if we are to succeed in marketing local and long distance telephone and internet services to residential and business customers. Our providers' carriers' networks are subject to a variety of potential problems including:

         -        physical damage;

         -        power loss and capacity limitations;

         -        software defects;

         -        human error;

         -        equipment failure;

         - breaches of security (by computer virus, break-ins, or otherwise); and

         - natural disasters (such as fires, earthquakes, floods, and similar events).

         We cannot assure you that our expected providers' carriers' equipment will not experience problems in the future. Any failure of our expected providers' carriers' network or other systems or hardware that causes significant interruptions to their operations could:

         -        damage our reputation;

         -        result in a loss of customers; and

         - harm our ability to retain and obtain customers, which could have a material adverse effect on our ability to generate revenues.

         Our providers' carriers' networks may be vulnerable to unauthorized access, computer viruses and other disruptive problems. Internet service providers, telecommunication carriers and corporate networks have in the past experienced and, in the future, may experience, interruptions in service as a result of accidental or intentional actions of Internet users, current and former employees and others. Unauthorized access could also potentially jeopardize the security of confidential information stored in the computer systems of our future customers. This might result in liability to our customers and also might deter potential customers. Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of service to our customers which could harm our business, financial condition, results of operations and cash flow.

         DEPENDENCE ON INDEPENDENT CONTRACTORS

         The Company intends to use independent sales agents and its relationship with other resellers to sell its services. We expect to enter into an Assignment Agreement with TransNet whereby TransNet will assign its agreements with sixty-one (61) independent sales agents to OwnerTel. The Company believes that its success will depend in significant part upon our ability to attract, maintain, and motivate a large base of independent sales agents ("Agents") who, in turn, recruit subscribers for the Company's products and services. The Company believes that significant turnover among Agents from year to year is typical of direct selling. Activities of the Agents in obtaining new subscribers are particularly impacted by changes in the level of Agent motivation, which in turn can be positively or negatively affected by general economic conditions, modifications in the commission and training fees and in the Company's marketing plan, and a number of intangible factors. Our ability to attract Agents could be negatively affected by adverse publicity relating to the Company or its services or its operations. Because of the number of factors that impact the recruiting of Agents, the Company cannot predict when or to what extent such increases or decreases in the level of the Company's Agent retention will occur. In addition, the number of Agents as a percentage of the population may reach levels that become difficult to exceed due to the finite number of persons inclined to pursue an independent direct selling business opportunity. There can be no assurance that the number or productivity of Agents will be sustained at current levels or will increase in the future.

         REGULATION AND MANAGEMENT OF INDEPENDENT CONTRACTORS

         Because any independent sales agents we recruit will be classified as independent contractors, and not as employees of the Company, we will be unable to provide them with the same level of direction and oversight as OwnerTel employees. While the Company expects to implement policies and rules governing the conduct of the Agents and intends to periodically review the sales tactics of the Agents, it will be difficult to enforce such policies and rules for the Agents. Violations of these policies and rules may reflect negatively on the Company. Long distance carriers have been subject to complaints before the FCC and state public utility commissions regarding the unauthorized switching of subscribers' long distance carriers (also known in the industry as "slamming"). In addition, informal complaints regarding Agent misrepresentations and subscriber billing issues have been filed from time to time with state attorney general offices, state public utility commissions, and the FCC.

RISKS RELATED TO THIS OFFERING

         ABSENCE OF PUBLIC MARKET; VOLATILITY OF MARKET PRICE

         Prior to the Offering, there has been no public market for the Common Stock, and there can be no assurance that an active trading market will develop subsequent to the Offering or, if developed, that it will be sustained. If an active trading market for the common stock does not develop, a purchaser of shares in this offering may not be able to sell their shares. The market price of the Common Stock could be subject to significant fluctuations in response to:

         -        variations in quarterly and yearly operating results,

         -        general trends in the long distance industry,

         - the impact of the 1996 Telecommunications Act and any other new telecommunications legislation,

         - changes in federal regulations affecting the Company or the long distance industry, and

         -        other factors.

         In addition, the stock market in recent years has experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of affected companies. Broad market fluctuations may adversely affect the market price of our Common Stock.

         WE DO NOT HAVE AN UNDERWRITER FOR OUR OFFERING, WHICH MAY MAKE IT MORE DIFFICULT TO SUCCESSFULLY COMPLETE THIS OFFERING

         We are offering 2,000,000 shares of common stock on a direct placement basis under the provisions of Rule 3a4-1 of the Exchange Act. We have never engaged in the public sale of our securities, and have no experience in conducting public securities offerings. Accordingly, there is no prior experience from which investors may judge our ability to consummate this offering. There can be no assurance that we will be successful in selling the shares of Common Stock offered hereby. See "Plan of Distribution."

         WE HAVE ARBITRARILY DETERMINED THE INITIAL PUBLIC OFFERING PRICE OF THE COMMON STOCK IN OUR DIRECT PLACEMENT OFFERING WITHOUT REGARD TO TRADITIONAL VALUATION CRITERIA

         The price of the 2,000,000 shares we are offering for sale under this prospectus was arbitrarily determined in order for us to raise up to a total of $3,000,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were our limited operating history, the proceeds to be raised by the offering, the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and our relative case requirements. The initial public offering price may not be indicative of the market price for the common stock after the offering, which price may decline below the initial public offering price.

         CONCENTRATION OF OWNERSHIP

         Prior to the offering, the current officers and directors of the Company owned approximately 89% of the outstanding Common Stock of the Company. Following the Offering, the current officers and directors of the Company will own, in the aggregate, approximately 70% of the outstanding Common Stock, assuming they sell all of the stock registered for them as Selling Shareholders in the offering, and all of the promotion shares and direct placement shares are sold. Accordingly, the current officers and directors of the Company, acting as a group, will have the ability to elect all of the directors of the Company and control the Company's management, operations, and affairs.

         CERTAIN ANTI-TAKEOVER MATTERS

         The Company's Board of Directors can, without obtaining stockholder approval, issue shares of Preferred Stock, $0.001 par value ("Preferred Stock"), having rights that could adversely affect the voting power of holders of the Common Stock, which could have the effect of delaying, deferring, or preventing a change of control of the Company.

         SHARES ELIGIBLE FOR FUTURE SALE

         Sales of a substantial number of shares of Common Stock in the public market following the Offering could adversely affect the market price for the Company's Common Stock. Upon completion of the Offering, the Company will have outstanding 20,000,000 shares of Common Stock. Of these shares, the 4,910,000 shares offered hereby will be freely tradeable without restriction or further registration under the Securities Act, unless purchased by "affiliates" of the Company, as that term is defined in Rule 144 under the Securities Act ("Rule 144") described below.

         OUR CUSTOMER PROMOTION MAY MAKE IT MORE DIFFICULT FOR US TO RAISE ADDITIONAL CAPITAL

         The persons who receive shares of our common stock in our customer promotion may sell these shares at any time at prices that may be less than the price that we may propose to offer shares in a subsequent offering. This may make it more difficult for us to successfully consummate a subsequent offering.

         PURCHASERS OF OUR COMMON STOCK WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION

         Our existing shareholders acquired their shares of common stock at an average cost substantially below the assumed initial public offering price set forth on the cover page of this prospectus. In addition, we plan to distribute up to 1,000,000 shares of common stock, at no cost, to our customers. Therefore, the purchasers of common stock in the offering will experience immediate and substantial dilution.

         WE HAVE RESERVED A SUBSTANTIAL NUMBER OF SHARES FOR ISSUANCE UPON EXERCISE OF OPTIONS AND WARRANTS THAT MAY CAUSE SUBSTANTIAL DILUTION.

         We currently have reserved 1,000,000 shares under our 2001 Stock Option Plan (see "Management - Stock Option Plan") to issue to grantees and recipients to purchase shares of our common stock. The exercise of options by a substantial number of grantees and recipients within a relatively short period of time could have the effect of depressing the market price of our common stock and could impair our ability to raise capital through the sale of equity securities. In addition, we have granted TransNet a one-year Warrant to purchase 500,000 shares of the Company's Common Stock at $1.50 per share, the exercise of which could also have the effect of depressing the market price of our Common Stock and could impair our ability to raise capital through the sale of equity securities.

         WE WILL BE SUBJECT TO THE PENNY STOCK RULES WHICH MAY ADVERSELY AFFECT TRADING IN OUR STOCK

         Because our common stock is not listed on any securities exchange or the Nasdaq Stock Market and may not have a trading price of at least $2.50 per share, our common stock is subject to federal penny stock regulations. As a result, the market liquidity for the shares being offered in this offering could be adversely affected because these regulations require broker-dealers to make a special suitability determination for the purchase and to have received the purchaser's written consent to the transaction prior to the sale. This makes it more difficult administratively for broker-dealers to buy and sell stock subject to the penny stock regulations on behalf of their customers. As a result, it may be more difficult for a broker-dealer to sell the shares purchased in this offering.

         WE MAY NOT RECEIVE FAVORABLE TAX TREATMENT FOR COMMON STOCK AWARDED TO OUR CUSTOMERS THROUGH OUR PROMOTION PROGRAM

         Common stock awarded to our customers may result in taxable income to our customers based on the fair market value of the stock received less the amount the customers may be deemed to have "paid" for the shares. The tax treatment for OwnerTel is not certain and may be subject to challenge by the Internal Revenue Service ("IRS").

The question of corporate tax deductibility, equal to the amount of ordinary income reported by the customer, is a controversial issue and may not qualify as a tax deduction under Internal Revenue Code ("IRC") section 162. Alternative methods of accounting for the tax consequences of this event are to treat the value of the stock awarded through promotional contests as currently deductible, an asset to be amortized as a startup cost, or never deductible.

         OUR CUSTOMERS MAY HAVE TO PAY TAXES ON THE STOCK THEY RECEIVE

         Our customers may be required to include the fair market value of the shares of common stock they receive less the amount they may be deemed to have "paid" for such shares in their gross income for federal, state and local income tax purposes and will be required to pay taxes on this income. There is no assurance that they will be able to sell a sufficient amount of shares to provide funds to pay these taxes when due.

                           FORWARD-LOOKING STATEMENTS

         In this prospectus, we include some forward-looking statements that involve substantial risks and uncertainties and other factors which may cause our operational and financial activity and results to differ from those expressed or implied by these forward-looking statements. In many cases, you can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate," "plan," "intend" and "continue," or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial condition, or state other "forward-looking" information.

         You should not place undue reliance on these forward-looking statements. The sections captioned "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Plan of Operations," as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

                                 USE OF PROCEEDS

         Based upon an assumed initial offering price of $1.50, we estimate that we will receive net proceeds from the sale of 2,000,000 shares of Common Stock by the Company in the amount (after deduction of an estimated [$ ] in offering expenses) of up to [$ ] assuming all of the shares offered are sold. Such proceeds will be used for general corporate purposes, including working capital and the funding of our anticipated operations. We may also use the proceeds in future acquisitions but do not have any acquisitions planned.

         As of the date of this prospectus, we have not allocated any specific amount of the proceeds for any of the purposes described above. The amounts to be expended for the purposes listed above will depend upon a number of factors, including conditions in the telecommunications market. Pending our use of the net proceeds of this offering, we intend to invest them in short-term, investment grade, interest bearing securities.

         OwnerTel will not receive any of the proceeds from the sale of common stock by the Selling Shareholders. In addition, we will not receive any proceeds from our promotional stock offering of 1,000,000, which we plan to distribute from time to time following the date of this prospectus, at no cost, to our customers. See "Plan of Distribution."

                                 DIVIDEND POLICY

         The Company initially expects that all Company earnings, if any, will be retained to finance the growth of the Company and that no cash dividends will be paid for the foreseeable future. Our board of directors will determine, in its sole discretion, whether to declare any dividends on our common stock in the future after taking into account various factors, including OwnerTel's financial condition, operating results, current and anticipated cash needs and plans for expansion.

                                    DILUTION

         Dilution represents the difference between the offering price and the net tangible book value per share of our common stock immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets, divided by the number of shares of common stock outstanding.

         Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders who paid nominal consideration for their shares, and by the recipients of shares in our promotional stock program who will not pay any consideration for their shares. Accordingly, to the extent you purchase shares for a market price that exceeds net tangible book value per share, you will suffer an immediate dilution.

         The following table illustrates the pro forma per share dilution, assuming the sale of all of the 2,000,000 shares offered by the Company and the distribution of all of the 1,000,000 shares offered in our customer promotional program.

          Offering price per share............................                             $1.50
          Net tangible book value before the offering.........             $0.00
          Increase per share attributed to new investors......             $0.15
                                                                           -----
          Pro forma net tangible book value per share after
              the Offering....................................                             $0.15
                                                                                           -----
          Dilution in net tangible book value to new investors...                          $1.35
                                                                                           =====

         The following table summarizes as of July , 2001, the difference (based on an assumed initial offering price of $1.50 per share and assuming all of the 2,000,000 shares offered by the Company are sold) between the existing shareholders and the new shareholders with respect to the number of shares of Common Stock purchased, the total consideration paid, and the average price per share paid:

                                                                                                      Average
                                                                                                       Price
                                         Shares Purchased                  Total Consideration          Per
                                     Number           Percent            Amount         Percent        Share
                                   ----------         -------          ----------       --------      -------

Existing Shareholders(1)           17,000,000           85%            $1,499,750           33%        $0.09

New Investors                       2,000,000           10%            $3,000,000           67%        $1.50

Promotional Customer Stock          1,000,000            5%            $        0            0%        $   0
                                  -----------          ---             ----------         ----

         Total(2)                  20,000,000          100%            $4,499,750          100%
                                  ===========          ===             ==========         ====

(1) The total consideration paid by existing shareholders of $1,499,750 is based on cash paid by the founders for their stock and the value of services performed for the Company by consultants that received stock in lieu of cash.

(2) The foregoing does not include 1,000,000 shares reserved for issuance under our Stock Option Plan, or 500,000 shares reserved for issuance pursuant to the TransNet Warrant, the issuance of which may result in further dilution to new investors.

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company as of July 2, 2001, and as adjusted to reflect the sale of the shares of Common Stock offered hereby:

                                                                            Historical             As Adjusted(1)
                                                                            ----------             --------------
Capitalization:
     Stockholders' equity:
       Preferred stock, $.001 par value, 10,000,000 shares                      $ -0-                     $ -0-
          authorized, no shares issued and outstanding
       Common stock, $.001 par value, 100,000,000 shares
          authorized, 15,093,000 issued and outstanding
          (issued and outstanding as adjusted 18,093,000                       15,093                    17,093
          shares)
       Additional paid-in capital                                             (13,093)                2,984,907
       Stock subscription receivable                                           (2,000)                   (2,000)
       Retained earnings                                                       (1,000)                   (1,000)
                                                                               ------                ----------
          Total stockholders' equity                                           (1,000)                2,999,000
                                                                               ------                ----------
            Total capitalization                                              $(1,000)               $2,999,000
                                                                              =======                ==========

(1) Adjusted to give effect to (i) the sale by the Company of 2,000,000 shares of Common Stock in this offering at an assumed initial offering price of $1.50 per share and the application of the estimated net proceeds therefrom, and (ii) the distribution by the Company of 1,000,000 shares of Common Stock to its customers under the customer promotion program. See "Use of Proceeds."

                             SELECTED FINANCIAL DATA

         We have not provided you with any selected financial data concerning OwnerTel because there is no selected financial data is available at this time that would be material to you in evaluating an investment in our common stock. Potential investors are directed to refer to the Financial Statements and Notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations included in this prospectus for financial data.

                       ORGANIZATION WITHIN LAST FIVE YEARS

         We formed OwnerTel on July 2, 2001, as a Georgia corporation, for the purpose of marketing and ultimately reselling local and long distance telephone and internet services. The Company is currently in the startup phase of its existence and has conducted no business other than organizational matters, including negotiations with additional prospective executive officers and employees and negotiating agreements with TransNet.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                              AND PLAN OF OPERATION

PLAN OF OPERATION

         We are currently in the startup phase of our existence. We presently do not have sufficient cash on hand to support our planned activities for the next year. We will transition from the startup phase of our existence to the operational phase of our existence when we have accumulated sufficient capital to do so. The sale of the shares in this initial offering is intended to facilitate a quick startup phase. At that time, we expect that our executive officers will receive salaries and other business operating expenses will be incurred. Prior to that time, our activities will be restricted to completion of our expected agreements with TransNet.

LIQUIDITY AND CAPITAL RESOURCES

         At July 27, 2001, the Company has a working capital deficit of $1,000. The Company anticipates that it will continue to have a working capital deficit throughout the startup phase of operations. The Company believes that the net proceeds from this offering, together with cash flow generated from operations, will be sufficient to meet the Company's working capital needs through 2002.

INFLATION

         Management does not believe that inflation will have a material effect on operating results. Although increases in long distance and telecommunication services and other operating costs could adversely affect the Company's operations, the Company believes it will be able to modify its operating procedures or increase prices to offset increases in its operating costs.

                                    BUSINESS

BACKGROUND

         OwnerTel was formed on July 2, 2001 under the laws of the State of Georgia. OwnerTel to date has conducted no business other than organizational matters, including negotiations with additional prospective executive officers and employees and negotiating agreements with TransNet. When this offering is complete and before the start of operations, OwnerTel intends to hire and train staff, purchase or lease and install equipment necessary to transact business, establish correspondent banking relationships and make other arrangements for necessary services.

BUSINESS STRATEGY

         GENERAL STRATEGY

         OwnerTel expects to initially be a marketer for resellers of local and long distance telephone and internet service. In order to become a marketer, OwnerTel is negotiating with, and expects to enter into a marketing agreement with TransNet, which is a reseller of local and long distance telephone and internet services.

         OwnerTel also intends to become a reseller of local and long distance telephone and internet service. In order to become a reseller, OwnerTel is negotiating with, and expects to enter into an Option and Services Agreement with TransNet. Under the expected terms of the Option and Services Agreement, OwnerTel will have a one-year option to acquire TransNet's Certifications and long distance telephone customer base, in whole or in part, and TransNet will agree to provide OwnerTel with customer service and billing and collection services for any customers OwnerTel acquires. In those states where OwnerTel is unable to acquire TransNet's Certifications due to regulatory constraints, OwnerTel intends to apply for such Certifications on its own.

         OwnerTel's long-term strategy is to achieve continued growth and profitability by focusing its marketing efforts on residential customers and small- to mid-sized businesses, by reducing its overall cost of delivering local and long distance telecommunications and internet services, by providing back office support for other resellers, and by developing additional reseller and provider relationships and products to expand OwnerTel's target market and product mix while improving profit margin. OwnerTel also intends to develop a network of independent sales agents, which OwnerTel believes is the most cost-effective method to acquire customer accounts.

         ACQUISITIONS

         There are numerous small to mid-size, long-distance companies operating throughout the United States. Although OwnerTel presently has no understanding, arrangement or agreement to make any other acquisitions, in management's opinion, OwnerTel believes that many existing resellers are willing to be acquired due to the lack of sufficient revenue vis-a-vis their current operating expenses. OwnerTel believes it has the ability to maximize the potential of these acquisitions through increased operating efficiency without significant increase in overhead by eliminating duplicate overhead and enhancing the use of software and switch-less resellers of long distance.

RECENT DEVELOPMENTS

         The Company is currently negotiating the terms of three (3) agreements with TransNet. These agreements include: (1) an Assignment Agreement, (2) a Marketing Agreement, and (3) an Option and Services Agreement.

         ASSIGNMENT AGREEMENT

         Under the expected terms of the Assignment Agreement, TransNet will assign to OwnerTel all of its agreements with sixty-one (61) of its existing independent sales agents in exchange for a one-year warrant to purchase 500,000 shares of OwnerTel common stock at $1.50 per share. OwnerTel does not expect to provide TransNet with any registration rights on the warrant shares.

         MARKETING AGREEMENT

         Under the expected terms of the Marketing Agreement, TransNet will engage OwnerTel to market local and long distance telephone and internet services on behalf of TransNet in exchange for commission payments of up to 50% of the revenue received by TransNet for the services sold by OwnerTel for a period of one (1) year. The level of commission will vary depending on the type of services sold.

         OPTION AND SERVICES AGREEMENT

         Under the expected terms of the Option and Services Agreement, TransNet will provide OwnerTel with a one-year option to purchase TransNet's Certifications and long distance telephone customer base, in whole or in part. In addition, TransNet will agree to provide OwnerTel with customer service and billing and collection services for each long distance telephone customer that OwnerTel acquires from TransNet, or on its own, for a period of two (2) years, in exchange for a fee of $1.00 per customer during each month that such customer has a usage related charge. TransNet will agree to continue to provide customer service and billing and collection services for additional one (1) year terms unless either party provides written notice to the other party at least ninety
(90) days prior to the expiration of the current term.

PRODUCTS AND SERVICES

         The Company intends to initially provide marketing services to TransNet, which has an agreement with EPICUS, Inc ("EPICUS") to resell local and long distance telephone and internet service. EPICUS is a Competitive Local Exchange Carrier ("CLEC") telecommunications company that provides local, long distance and internet telecommunication services via advantageous resale agreements with major carriers. TransNet's agreement with EPICUS is for a term of one (1) year, and is automatically renewable for additional one (1) year terms unless either party cancels the agreement by sending written notice of its intent to cancel, effective on the final day of the Agreement at least thirty
(30) days prior to the expiration of the current term. The current term expires on February 1, 2002. OwnerTel expects to enter into a one-year Marketing Agreement with TransNet.

         During the term of its expected Marketing Agreement with TransNet, the Company intends to pursue becoming a reseller of long distance telephone service. In order to become a reseller of long distance telephone service, the Company intends to enter into an Option and Services Agreement whereby OwnerTel will have the option to acquire TransNet's Certifications and long distance telephone customer base, in whole or in part. As a licensed long distance telephone carrier, TransNet owns its own long distance telephone customers. During the one (1) year option period, OwnerTel intends to evaluate which Certifications and long distance telephone customers make the most sense to acquire from TransNet based on financial considerations and regulatory constraints. In those states where OwnerTel believes that reselling long distance telephone services would be profitable, but OwnerTel is unable to acquire Certifications from TransNet due to regulatory constraints, OwnerTel intends to apply for its own Certifications. Under such circumstances, OwnerTel expects to acquire only the long distance telephone customers from TransNet.

         The Company also intends to continue to be a marketer of local telephone and internet service and will seek an agreement with EPICUS, or another ICP, to market such services on or before the expiration of the Company's expected contract with TransNet.

         In the future, OwnerTel also intends to offer additional communications products and services, which may include, among others, international wholesale and retail long distance service, paging, wireless cable, home security monitoring and communication and cellular phone service.

COMPETITION

         The United States telecommunications industry is highly competitive, rapidly evolving, and significantly influenced by the marketing and pricing decisions of the larger industry participants. Whether the Company markets TransNet's services, or becomes its own reseller, the Company expects to compete for customers with a number of well-established providers, as well as many other providers with less significant market share.

         Our competitors may reduce rates or offer incentives to our existing and potential customers. For example, several domestic long distance carriers have introduced pricing strategies which provide for fixed, low rates for domestic calls. Because we believe that to maintain our competitive position we must be able to reduce our prices to meet reductions in rates by others, our business could be adversely affected by such reductions. Some carriers are expanding their capacity and network facilities. We may see more downward price pressure if industry expansion results in capacity which exceeds overall demand. We cannot predict to what extent we may need to reduce our prices to remain competitive or whether we will be able to sustain future pricing levels as our competitors introduce competing services or similar services at lower prices.

REGULATION

         Initially, our Company expects to act as a marketer for TransNet's local and long distance telephone and internet services. However, the Company intends to obtain the necessary Certifications to become a reseller of local and long distance telephone and internet services, either pursuant to an Option and Services Agreement that the Company expects to enter into with TransNet, or on its own. If and when the Company becomes a reseller of such services, the Company will be subject to state and federal statutes and rules regulating the telecommunications industry. These regulations vary from state to state and consist of such items as:

         -        approval procedures for resale agreements;

         -        certification or licensing procedures and requirements;

         -        tariff requirements;

         -        reporting requirements; and

         - requirements in connection with customer billing, suspension and disconnection.

EMPLOYEES

         As of the date of this prospectus, we have two (2) full time employees. Our future success will depend, in part, on our ability to continue to attract, retain and motivate highly qualified personnel. We also expect to employ 61 independent sales agents, whom we expect to acquire from TransNet. We intend to continue to recruit additional independent sales agents to sell our services.

         We have also retained the following consultants on a short term or at-will basis to assist us with various aspects of our business:

                   MATTER                      CONSULTANT
                   ------                      ----------
                   Public relations            Robert Strom
                   Investor relations          de Jong and Associates, Inc.
                   Investor relations          Next Step Capital, LLC
                   Financial reporting         Edward C. Williams

         These consultants are generally paid on a monthly basis or with common stock of the Company.


                                   MANAGEMENT

DIRECTORS AND OFFICERS

         The directors and officers of the Company as of the date hereof, are as follows

NAME                             AGE             POSITIONS WITH THE COMPANY
----                             ---             --------------------------
William G. Head III               42             Chairman and President
Elizabeth Crews                   49             Director and Secretary

         There are no family relationships among any of the company's directors, officers or key personnel. Officers of the Company will be elected annually by the Board of Directors.


DIRECTORS' COMPENSATION

         Our directors do not currently and have never received any compensation for serving as a director to date. However, we expect to adopt a plan of reasonable compensation to our directors when and if we become operational and begin to generate revenue, which may include grants of options under our stock option plan.

COMMITTEES OF THE BOARD

         The Board of Directors will establish various working committees of its members. Committees will meet routinely and will report directly to the entire Board of Directors. The Committees of the Board will include:

Audit Committee
Responsible for:

         - insuring the Board receives objective information regarding policies, procedures and controls of the Company including auditing, accounting, internal accounting controls, financial reporting;

         - recommending the appointment of an independent auditor on an annual basis;

         - reviewing independent auditor's report and management's response; and

         -        establishing independent review and audits.

Compensation Committee
Responsible for:

         - establishing appropriate levels of compensation throughout the Company;

         -        analyzing compensation levels on an annual basis;

         - recommending overall compensation increases and changes in benefits to the Board for approval;

         - establishing policies with regard to compensation and benefits at the Company; and

         - recommending all compensation increases, benefit changes and bonuses for senior officers to the Board for approval.

EXECUTIVE OFFICERS OF THE COMPANY

         The only persons hired to become executive officers of the Company are Will Head who will be the President, and Elizabeth Crews who will be the Secretary.

WILLIAM G. HEAD III, PRESIDENT

         Mr. Head has been the President and Chairman of OwnerTel since July 2, 2001 (inception). From February 2001 until June, 2001, Mr. Head served as President of TransNet Connect, Inc. Mr. Head previously served as the President and founder of Zebramart.com, a publicly traded online shopping club for luxury goods from 1998-2000. A seasoned entrepreneur, Mr. Head co-founded Links Direct, a multi-level marketing organization specializing in golf related products, where he oversaw the sourcing and development of a 100-page upscale catalog of apparel, products, and equipment. Prior to this, he also founded Oops, a retail chain specializing in off-priced goods, which grew to six stores. Mr. Head attended the University of North Carolina at Chapel Hill.

ELIZABETH CREWS, SECRETARY

         Ms. Crews has been a director and Secretary of OwnerTel since July 2, 2001 (inception). From December 2000, until June, 2001, Ms. Crews served as Chief Financial Officer of TransNet Connect, Inc. Prior to such time, Ms. Crews was an operations officer with Medical Management International from December 1997 until December 2000 and a Senior Sales Director with Mary Kay Cosmetics from 1989 until 1997. Ms. Crews attended Manatee Community College.

COMPENSATION OF MANAGEMENT

         The Company does not have employment agreements with any of its employees. The Company may enter into employment agreements with members of executive management when and if we become operational and begin to generate revenue, and may also grant members of the executive management options under our stock option plan.

STOCK OPTION PLAN

         GENERAL

         On or before the prospectus date, we intend to adopt the OwnerTel, Inc. Stock Option Plan (the "Plan"). We intend for the Plan to serve to encourage our employees, consultants, and directors through their individual efforts, to improve our overall performance and to promote profitability by providing them with an opportunity to participate in the increased value they help create. Options granted under the Plan may be in the form of "incentive stock options" as defined under section 422 of the Internal Revenue Code of 1986, as amended, or options that are not incentive stock options. They will be administered by the compensation committee of the board of directors.

         We will reserve 1,000,000 shares of our common stock for issuance under the Plan. In general, all options granted under the plan will lapse ten years from the date of grant (five years in the case of a 10% stockholder of our company, our parent or one of our subsidiaries). In general, the exercise price of an option will be determined by the compensation committee of the board of directors at the time the option is granted and will not be less than 100% of the fair market value of a share of our common stock on the date the option is granted. The compensation committee may provide in the option agreement that an option may be exercised in whole immediately or is exercisable in increments through a vesting schedule.

         ADMINISTRATION

         The Plan will be administered by the Company's Compensation Committee (the "Committee"), which is comprised of at least two non-employee directors appointed by the Company's Board of Directors. The Committee will have the authority to select the employees, consultants and directors to whom awards may be granted, to determine the terms of each award, to interpret the provisions of the Plan and to make all other determinations that it may deem necessary or advisable for the administration of the Plan.

         The Plan provides for the grant of "incentive stock options," as defined under Section 422(A) of the Internal Revenue Code of 1986, as amended. The exercise price of incentive stock options must at least equal the fair market value of the Common Stock subject to the option (determined as provided in the Plan) on the date the option is granted.

         An incentive stock option granted under the Plan to an employee owning more than 10% of the total combined voting power of all classes of capital stock of the Company or its parent or any of its subsidiaries is subject to the further restriction that such option must have an exercise price of at least 110% of the fair market value of the shares of Common Stock, issuable upon exercise of the option (determined as of the date the option is granted) and may not have an exercise term of more than five years. Incentive stock options are also subject to the further restriction that the aggregate fair market value (determined as of the date of grant) of Common Stock as to which any such incentive stock option first becomes exercisable in any calendar year, is limited to $100,000. To the extent options covering more than $100,000 worth of Common Stock first become exercisable in any one calendar year, the excess will be non-statutory options. For purposes of determining which, if any, options have been granted in excess of the $100,000 limit, options will be considered to become exercisable in the order granted.

         Awards may be granted subject to a vesting requirement and in any event will become fully vested upon a merger or change of control of the Company. To receive an award under the Plan, an award agreement must be executed which specifies the type of award to be granted, the number of shares of Common Stock to which the award relates, the terms and conditions of the award and the date granted. In the case of an award of options, the award agreement will also specify the price at which the shares of Common Stock subject to the option may be purchased, and the date(s) on which the option becomes exercisable.

         The full exercise price for all shares of Common Stock purchased upon the exercise of options granted under the Plan must be paid by cash, personal check, personal note, award surrender or Common Stock owned at the time of exercise. Options granted under the Plan may remain outstanding and exercisable for 10 years from the date of grant or until the expiration of 90 days (or such lesser period as the Committee may determine) from the date on which the person to whom they were granted ceases to be employed by the Company.

         INCOME TAX

         Incentive stock options granted under the Plan have certain advantageous tax attributes to the recipient under the income tax laws. No taxable income is recognized by the option holder for income tax purposes at the time of the grant or exercise of an incentive stock option, although neither is there any income tax deduction available to the Company as a result of such a grant or exercise. Any gain or loss recognized by an option holder on the later disposition of shares of Common Stock acquired pursuant to the exercise of an incentive stock option generally will be treated as capital gain or loss if such disposition does not occur prior to one year after the date of exercise of the option.

         Non-qualified options granted under the Plan do not qualify for special tax treatment under Internal Revenue Code, section 422 and so do not defer the recognition of income beyond the date upon which the option is exercised. Since the options are granted at fair market value, no income is recognized at the time of the grant and there are no tax consequences to the optionee. When the option is exercised however the recipient of the option is taxed on the difference between the exercise price and the fair market value of the stock upon exercise. This amount is taxed as ordinary income and the company is entitled to a deduction. Upon the sale of the stock by the optionee, the difference between the amount realized on the sale and the fair market value of the stock on the date of exercise and is taxed as a capital gain if held for the requisite time period.

         AMENDMENT AND TERMINATION

         The Plan expires 10 years after its adoption, unless sooner terminated by the Board of Directors. The Board of Directors has authority to amend the Plan in such manner as it deems advisable, subject to certain restrictions set forth in such Plan. The Plan provides for appropriate adjustment, as determined by the Committee, in the number and kind of shares subject to unexercised options, in the event of any change in the outstanding shares of Common Stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger or similar event.

                             PRINCIPAL SHAREHOLDERS

         The following table provides information with respect to the anticipated beneficial ownership of the Company's common stock by (1) each of our shareholders whom we believe will be a beneficial owner of more than 5% of our outstanding common stock, (2) each of our officers and directors and (3) all of our directors and officers as a group. We base the share amounts shown for each person's beneficial ownership of OwnerTel as of the date of this document, unless we indicate some other basis for the share amounts. We have not adjusted the share amounts and percentages shown for each person in the table to give effect to shares of OwnerTel common stock that are not outstanding but may be acquired by the person upon the exercise of all options exercisable for OwnerTel common stock before the effective date of this prospectus.


                                                      NUMBER OF SHARES OF
NAME AND ADDRESS OF BENEFICIAL OWNERS                    COMMON STOCK                  PERCENTAGE OF CLASS (1)
-------------------------------------                 -------------------              -----------------------
William G. Head III                                        7,541,500                           44.36%
Suite 176
2870 Peachtree Road
Lakeland, FL  33809

Elizabeth Crews                                            7,551,500                           44.42%
1301 S. Howard Avenue
#15C
Tampa, FL  33606

(1) Does not include the 2,000,000 shares being registered for the direct offering or 1,000,000 shares being registered for the customer promotion.

                              SELLING SHAREHOLDERS

         The following table sets forth certain information with respect to the Selling Shareholders. The number of shares of common stock that may actually be sold by the Selling Shareholders will be determined by the Selling Shareholders, and may depend upon a number of factors, including, among other things, the market price of our common stock.

         The table below summarizes information concerning the beneficial ownership of common stock of the Selling Shareholders as of the date of this prospectus. All information concerning beneficial ownership has been furnished by the Selling Shareholders.


                                   SHARES OF COMMON STOCK           SHARES OF COMMON STOCK
NAME                                OWNED BEFORE OFFERING                  OFFERED
----                            ----------------------------        ----------------------
Edward C. Williams                        150,000                          150,000
Global Castings, Inc.                      20,000                           20,000
Next Step Capital, LLC                    100,000                          100,000
Josephine R. Richards                     100,000                           10,000
Lou Thomas III                            250,000                           25,000
Melvin McCallister                        120,000                           40,000
Len Hazen                                 100,000                          100,000
Jack Turner                                30,000                           30,000
Eugene Turner                             200,000                           20,000
Dave Parr                                 250,000                           25,000
Brent Gillett                              50,000                           10,000
Joseph N. Shaffer LLC                     115,000                          115,000
Robert Strom                               20,000                           20,000
de Jong & Associates, Inc.                260,000                          260,000
Dion Jackson                               10,000                           10,000

                                SHARES OF COMMON STOCK OWNED        SHARES OF COMMON STOCK
NAME                                 BEFORE OFFERING                       OFFERED
----                            ----------------------------        ----------------------

Shady Dale Investments, LLC                50,000                           50,000
Blake Kelley                               40,000                            5,000
Judy Ackerman                              20,000                            5,000
William G. Head III                     7,541,500                          455,000
Elizabeth Crews                         7,551,500                          460,000
Customer Shares                                 0                        1,000,000


                              CERTAIN TRANSACTIONS


         In connection with the organization of OwnerTel, the founding shareholders of our Company paid $1,000.00 each and contributed services in exchange for 15,093,000 shares of our common stock on July 2, 2001, in a transaction deemed to be exempt under Section 4(2) of the Securities Act. The Company also issued an aggregate amount of 1,562,000 shares of common stock to employees and consultants for services, in a transaction deemed to be exempt under Section 4(2) of the Securities Act. In addition, the Company exchanged 345,000 shares of its common stock with certain shareholders of TransNet in exchange for their shares of TransNet common stock, in a transaction deemed to be exempt under Section 4(2) of the Securities Act.

         The Company also expects to enter into three (3) agreements with TransNet. Mr. Head, our President, owns 50% of the common stock of TransNet. In addition, Ms. Crews, our Secretary, is the wife of Stan Crews, who owns the other 50% of the common stock of TransNet. Our agreements with TransNet may be entered into on terms that may be more favorable than those which could be obtained from an unaffiliated third party.

         In connection with the above agreements, OwnerTel will assume a TransNet loan, which will be personally guaranteed by OwnerTel's president and the property of one of OwnerTel's shareholders. Under the terms of the assumption of the loan, OwnerTel's founders will also agree to sell to the lender 500,000 shares of their common stock of OwnerTel at $0.50 per share.

         OwnerTel presently has no office facilities but for the time being will use as its business address the office of Mr. Head on a rent free basis, until such time as the business operations of our Company may require more extensive facilities and our Company has the financial ability to rent commercial office space. There is presently no formal agreement for the use of such facilities, and no assurance that such facilities will be available to our Company on such a basis for any specific length of time.

INDEMNIFICATION

         The Articles of Incorporation and Bylaws of the Company provide for the indemnification of directors and officers of the Company and any person serving as a director or officer of another corporation at the request of the Company, including reasonable legal fees, incurred by such directors and officers while acting for or on behalf of the Company as a director, officer, employee or agent, subject to certain limitations. See "Disclosure of Commission Position on Indemnification for Securities Act Liabilities" The Company expects to purchase directors' and officers' liability insurance for directors and officers of the Company.

                          DESCRIPTION OF CAPITAL STOCK

         The following description of our Capital Stock and certain provisions of our Articles of Incorporation and Bylaws is a summary and is qualified by the provisions of the Articles of Incorporation and Bylaws, which have been fixed as exhibits to our registration Statement on Form SB-2.

         The authorized capital stock of the Company presently consists of 100,000,000 shares of Common Stock, par value $.001 per share (the "Common Stock"), and 10,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"). As of the date of this Prospectus, we will have 17,000,000 shares of our Common Stock outstanding and no shares of our Preferred Stock outstanding.

COMMON STOCK

         Our common stock is entitled to one vote per share on all matters on which shareholders are entitled to vote. Our common stock does not have cumulative voting rights or other preemptive or subscription rights. Holders of shares of our common stock are entitled to any dividends as may be declared by the board of directors out of legally available funds. Upon liquidation, dissolution or winding up of OwnerTel, after required payments to creditors, the assets of OwnerTel will be divided pro rata on a per share basis among the holders of the common stock.

PREFERRED STOCK

         Our board of directors has the authority, without further action by the shareholders, to issue up to 10,000,000 shares of preferred stock in one or more series, and to fix the rights, designations, preferences, privileges, qualifications, and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences and sinking fund terms, any or all of which may be greater than the rights of our common stock. The issuance of preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments upon liquidation. Such issuance could have the effect of decreasing the market price of our common stock. The issuance of preferred stock may have the effect of delaying, deterring or preventing a change in control of OwnerTel without any further action by the shareholders, and thus may be viewed as having an anti-takeover effect.

TRANSFER AGENT AND REGISTRAR

         We intend to use Old Monmouth Stock Transfer Company, 77 Memorial Parkway, Atlantic Highlands, New Jersey 07716 as our transfer agent and registrar for the common stock upon completion of the offering.

CERTAIN ANTI-TAKEOVER PROVISIONS

         The Company's Board of Directors may authorize the issuance of additional shares of Common Stock or Preferred Stock without further action by the Company shareholders, unless such action is required in a particular case by applicable laws or regulation. The authority to issue additional Common Stock or Preferred Stock provides the Company with the flexibility necessary to meet its future needs without the delay resulting from seeking shareholder approval. The unissued Common Stock or Preferred Stock may be issued from time to time for any corporate purposes, including without limitation, stock splits, stock dividends, employee benefit and compensation plans, acquisitions and public and private sales for cash as a means of raising capital. Such shares could be used to dilute the stock ownership of persons seeking to obtain control of the Company.

         In addition, the sale of a substantial number of shares of Common Stock or Preferred Stock to persons who have an understanding with the Company concerning the voting of such shares, or the distribution or dividend of Common Stock or Preferred Stock (or right to receive such shares) to the Company's shareholders, may have the effect of discouraging or otherwise increasing the cost of unsolicited attempts to acquire control of the Company. Further, because the Company's Board has the power to determine the voting, conversion or other rights of the Preferred Stock, the issuance of a series of Preferred Stock to persons friendly to management could effectively discourage or preclude consummation of a change in control transaction or have the effect of maintaining the position of the Company's incumbent management. The Company does not currently have any plans or commitments to use its authority to effect any such issuance, but reserves the right to take any action that the Board of Directors deems to be in the best interests of the Company and its shareholders.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         The Articles of Incorporation of OwnerTel eliminate, subject to certain limited exceptions, the personal liability of a director to OwnerTel or its shareholders for monetary damage for any breach of duty as a director.

There is no elimination of liability for (i) a breach of duty involving appropriation of a business opportunity of OwnerTel; (ii) an act or omission which involves intentional misconduct or a knowing violation of law; (iii) any transaction from which the director derives an improper personal benefit; or
(iv) as to any payments of a dividend or any other type of distribution that is illegal under Section 14-2-832 of the Georgia Business Corporation Code (the "GBCC"). In addition, if at any time the GBCC is amended to authorize further elimination or limitation of the personal liability of a director, then the liability of each director shall be eliminated or limited to the fullest extent permitted by such provisions, as so amended, without further action by the shareholders, unless the provisions of the GBCC require such action. The provision does not limit the right of OwnerTel or its shareholders to seek injunctive or other equitable relief not involving payments in the nature of monetary damages.

         OwnerTel's bylaws contain certain provisions which provide indemnification to directors that is broader than the protection expressly mandated in Sections 14-2-852 and 14-2-857 of the GBCC. To the extent that a director or officer of OwnerTel has been successful, on the merits or otherwise, in the defense of any action or proceeding brought by reason of the fact that he or she was a director or officer of OwnerTel, Sections 14-2-852 and 14-2-857 of the GBCC would require OwnerTel to indemnify such person against expenses (including attorney's fees) actually and reasonably incurred in connection therewith. The GBCC expressly allows OwnerTel to provide for greater indemnification rights to its officers and directors, subject to shareholder approval.

         The indemnification provisions in OwnerTel bylaws require OwnerTel to indemnify and hold harmless any director who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (including any action or suit by or in the right of OwnerTel) because he or she is or was a director of OwnerTel, against expenses (including, but not limited to, attorney's fees and disbursements, court costs and expert witness fees), and against judgments, fines, penalties, and amounts paid in settlement incurred by him or her in connection with the action, suit or proceeding. Indemnification would be disallowed under any circumstances where indemnification may not be authorized by action of the board of directors, the shareholders or otherwise. The board of directors of OwnerTel also has the authority to extend to officers, employees and agents the same indemnification rights held by directors, subject to all the accompanying conditions and obligations. Indemnified persons would also be entitled to have OwnerTel advance expenses prior to the final disposition of the proceeding. If it is ultimately determined that they are not entitled to indemnification, however, such amounts would be repaid.

         Insofar as indemnification for liability arising under the Securities Act may be permitted to officers and directors of OwnerTel pursuant to the foregoing provisions, OwnerTel has been told that in the opinion of the Commission, such indemnification is against public policy and is, therefore, unenforceable.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Upon completion of this offering, the Company expects to have 20,000,000 shares of its Common Stock outstanding. The 4,910,000 shares of the Company's Common Stock purchased in this offering have been registered with the Securities and Exchange Commission (the "Commission") under the Securities Act, and may generally be resold without registration under the Securities Act unless they were acquired by directors, executive officers, or other affiliates of the Company (collectively, "Affiliates"). Affiliates of the Company may generally only resell shares of the Common Stock publicly without registration under the Securities Act pursuant to the Commission's Rule 144.

         In general, under Rule 144 as currently in effect, an affiliate (as defined in Rule 144) of the Company may sell shares of Common Stock within any three-month period in an amount limited to the greater of 1% of the outstanding shares of the Company's Common Stock (200,000 shares immediately after the completion of this offering) or the average weekly trading volume in the Company's Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner-of-sale provisions, notice requirements and the availability of current public information about the Company.

                              PLAN OF DISTRIBUTION

DIRECT OFFERING

         The Company hereby offers up to 2,000,000 shares of its Common Stock on an "as sold, best efforts" basis at a price of $1.50 per share. All funds obtained during this offering will be available to the Company immediately upon receipt.

         We intend to sell the shares in his offering through the following officers: Mr. Head and Ms. Crews, who will not receive commissions from the sale of any such shares. They will not register as Broker-Dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

         - Neither of such persons is subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation; and

         - Neither of such persons is compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

         - Neither of such persons is, at the time of his participation, an associated person of a broker-dealer; and

         -        All of such persons meet the conditions of Paragraph
                  (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) are not and have not been brokers, dealers, or associated persons of a broker or dealer, within the preceding twelve months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve months other than in reliance on Paragraph
                  (a)(4)(i) or (a)(4)(iii).

         We will file a post-effective amendment to the registration statement of which this prospectus forms a part that will disclose the names of any underwriters, dealers or agents, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents.

         We intend to sell shares of common stock only in the states in which the direct placement offering is qualified, and purchases of shares may be made only in those states. Subscription agreements for the shares must be executed, and the shares must be delivered only in such states. Resale or transfer of the shares may be restricted under state law.

         The direct placement offering will commence on the date of this prospectus and continue for a period of 120 days, unless we extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

         If you decide to subscribe for any shares in the self-underwritten offering, you will be required to execute a subscription agreement and tender it, together with a check or certified funds, to us or to a participating dealer for acceptance or rejection by us.

         We reserve the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for shares will be accepted or rejected within 48 hours after we receive them.

         Additionally, the Company may enter into arrangements with registered broker-dealers to help sell these shares in which case the Company will be required to pay commissions or other compensation to these agents. The Company currently has no understandings or arrangements with anybody to act as selling agent.

SELLING SHAREHOLDERS

         The Selling Shareholders (or, subject to applicable law, their pledgees, donees, distributees, transferees or other successors in interest) may sell shares from time to time in public transactions, on or off the OTC Bulletin Board or private transactions, at prevailing market prices or at privately negotiated prices, including but not limited to the following types of transactions:

         - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

         - a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         - purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

         - face-to-face transactions between sellers and purchasers without a broker-dealer;

         -        short sales;

         -        a combination of any such methods of sale; and

         -        any other method permitted pursuant to applicable law.

         From time to time, the Selling Shareholders may engage in short sales, short sales against the box, puts and calls and other transactions in our securities or derivatives of such securities, and may sell and deliver the shares in connection therewith or in settlement of securities loans. From time to time, the Selling Shareholders may pledge their shares pursuant to the margin provisions of its customer agreements with its brokers. Upon a default by the Selling Shareholders, the broker may offer and sell the pledged shares from time to time.

         In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate in the resales. The Selling Shareholders may enter into hedging transactions with brokerdealers, and in connection with those transactions, brokerdealers may engage in short sales of the shares. The Selling Shareholders also may enter into option or other transactions with brokerdealers which require the delivery to the brokerdealer of the shares, which the brokerdealer may resell pursuant to this prospectus. The Selling Shareholders also may pledge the shares to a broker or dealer and upon a default, the broker or dealer may affect sales of the pledged shares pursuant to this prospectus.

         Brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Shareholders in amounts to be negotiated in connection with the sale. The Selling Shareholders and any participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting compensation.

         To the extent required, the following information will be set forth in a supplement to this prospectus:

         - whether underwriters who may be selected by the Selling Shareholders, or any other broker-dealer, are acting as principal or agent for the Selling Shareholders;

         - the compensation to be received by underwriters who may be selected by the Selling Shareholders, or any broker-dealer, acting as principal or agent for the Selling Shareholders; and

         - the compensation to be received by other broker-dealers, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions.

         Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including a prospectus supplement, if any, to any person who purchases any of the shares from or through such dealer or broker.

         We have advised the Selling Shareholders that during such time as they may be engaged in a distribution of the shares they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. With certain exceptions, Regulation M precludes any selling securityholder, any affiliated purchasers and any brokerdealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the common stock.

         There is no assurance that the Selling Shareholders or their transferees will sell any or all of the shares offered by them in this prospectus.

PROMOTIONAL STOCK PROGRAM

         Mr. Head, and any future executive officers of the Company designated by Mr. Head, will be responsible for distributing up to 1,000,000 shares of our common stock to our customers through our promotional stock program. We plan to issue the promotional shares from time to time during the twenty-four (24) month period following the date of this prospectus. Generally, each of our customers, after remaining a customer for three (3) months, will receive one (1) share of common stock in the Company for each $25.00 they spend on long distance telephone calls.

         OwnerTel is currently working on its process concerning the delivery of the final prospectus to our customers. This process may include the delivery of the final prospectus through the offer of a hyperlink to a web site we intend to develop, which will allow the customer to download the prospectus if he or she wishes or the delivery of a paper copy of the final prospectus upon such request by any customer. We intend to notify our customers by e-mail or letter when we post a final prospectus on our website. We will also notify our customers when we post any amendments or supplements to the final prospectus. The Company may hire consultants to assist in this process.

         We may elect to suspend our promotional stock program at any time, which suspension will be announced at the beginning of the month in which it is to be effective. We may also terminate the promotion prior to the distribution of all of the shares.

         We may also change the terms of the promotion or our Plan of Distribution from time to time following the date of this prospectus, in which case we will file a post-effective amendment to the registration statement of which this prospectus forms a part that describes such changes.

         We will issue the shares either through book entries by our stock transfer agent or by mailing stock certificates evidencing ownership of the shares to our customers through our stock transfer agent. If a customer requests to have a certificate immediately issued and mailed, the customer will be required to pay any transfer agent fees and delivery charges. Once per year, the Company will mail certificates to all of its customers who request to have certificates issued, at no charge to the customer. Where book entries are used, we will mail the recipient a written statement stating;

                           (i)      the Company's name;

                           (ii)     that we are organized under the laws of
                                    Georgia;

                           (iii) the name of the person to whom the shares are issued;

                           (iv)     the number and class of shares issued;

                           (v) a description of the designations, relative rights, preferences and limitations applicable to each class of the Company's capital stock and each series of each class of stock;

                           (vi) the authority of our Board of Directors to determine variations for future sales of classes of stock; and

                           (vii) any restrictions on transfer of the shares issued.

         Our "affiliates," as such term is defined in the Securities Act of 1933, will not be eligible to participate in our promotional stock program. Additionally, we do not have any plans or arrangements with anyone regarding the development of a trading market for our common stock.

           FEDERAL INCOME TAX CONSEQUENCES OF STOCK PROMOTION PROGRAM

         The following is a general statement of the material U.S. federal income tax considerations applicable to persons who receive shares of our common stock in our customer promotional stock program. The conclusions are based on current provisions of the law and administrative interpretations and rulings, all of which may be changed with possible retroactive effect. This discussion does not encompass all of the aspects of federal, state, local or foreign taxation that may be relevant to customers in light of their personal circumstances. Prospective customers are urged to consult their tax advisors regarding the particular tax consequences that may apply to them as a result of receiving shares.

         The value of the shares that a customer receives pursuant to the promotional stock program less the amount that the customer is deemed to have "paid" for the Shares will be includable as ordinary income in such persons gross income. In addition, depending on the value of the shares, we may be required to send the customer and the Internal Revenue Service an information return setting forth the value of such shares.

                                LEGAL PROCEEDINGS

         The Company is not a party to, nor is it aware of, any pending legal proceeding. Management believes there is no litigation threatened in which the Company faces potential loss or exposure or which will materially affect shareholders' equity or the Company's business or financial condition upon completion of this offering.

                                  LEGAL MATTERS

         The legality of the shares of Common Stock being offered hereby will be passed upon for the Company by Warren L. Traver, Esq. of Atlanta, Georgia, who is acting as counsel for the Company.

                                     EXPERTS

         The financial statements of the Company included in this Prospectus have been audited by Rodefer Moss & Co., PLLC, independent public accountants, as indicated in their report (included herein) on the Company. These financial statements have been included in this prospectus and in the Registration Statement in reliance upon the authority of the accounting firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         The Company has filed a Registration Statement with the Commission in accordance with provisions of the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information pertaining to the shares of Common Stock offered hereby and to the Company, reference is made to the Registration Statement, including the Exhibits filed as a part thereof, copies of which can be inspected at and copied at the prescribed rates at the Public Reference Section of the Commission Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Commission's regional offices: Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Midwest Regional Office, 500 West

Madison Street, Suite 1400, Chicago, Illinois 606612511. In addition, the Company is required to file electronic versions of these documents with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                          INDEX TO FINANCIAL STATEMENTS


Independent Auditor's Report..................................................................F-1

Balance Sheet at Inception, July 2, 2001......................................................F-2

Statement of Operations for the Day of Inception, July 2, 2001................................F-3

Statement of Changes in Stockholders' Equity for the Day of Inception, July 2, 2001...........F-4

Statement of Cash Flows for the Day of Inception, July 2, 2001................................F-5

Notes to Financial Statements.................................................................F-6

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
OwnerTel, Inc.
Atlanta, Georgia

         We have audited the accompanying balance sheet of OwnerTel, Inc. (a Development Stage Company) as of July 2, 2001 (inception), and the related statements of operations, changes in stockholders' equity, and cash flows for the day of inception (July 2, 2001). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OwnerTel, Inc. as of July 2, 2001, and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States.


RODEFER MOSS & COMPANY, PLLC


Knoxville, Tennessee
July 25, 2001

                              OWNERTEL, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                  Balance Sheet

                                  July 2, 2001

Assets                                                            $     --
                                                                  ========
     Liabilities and Stockholders' Equity (Deficit)
Current liabilities                                               $  1,000
                                                                  --------
                                                                     1,000
Stockholders' equity (Deficit)
Preferred stock, $.001 par value, 10,000,000
     shares authorized, no shares issued and
     outstanding                                                        --
Common stock, $.001 par value, 100,000,000
     shares authorized, 15,093,000 issued and
     outstanding                                                    15,093
Additional paid-in capital                                         (13,093)
Stock subscription receivable                                       (2,000)
Deficit accumulated in the developmental stage                    $ (1,000)
                                                                  --------
     Total stockholders' equity (deficit)                         $ (1,000)
                                                                  --------
Commitments and contingencies
                                                                  $     --
                                                                  ========

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                                 OWNERTEL, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             Statement of Operations

                     For the Day of Inception (July 2, 2001)



                                                               Period Ended
                                                              July, 2001 and
                                                               Accumulated
                                                              Since Inception
                                                              ---------------
Revenues                                                      $         --
Expenses
      Cost of revenues                                                  --
      General and administrative                                     1,000
                                                              ------------
Net loss and comprehensive loss                               $     (1,000)
                                                              ============
Basic and diluted earnings per share                          $         --
                                                              ============
Weighted average shares outstanding                             15,093,000
                                                              ============
SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                                 OWNERTEL, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                  Statement of Changes in Stockholders' Equity
                     For the Day of Inception (July 2, 2000)



                                                         COMMON STOCK          ADDITIONAL                    STOCK
                                                      -------------------       PAID-IN    ACCUMULATED   SUBSCRIPTION
                                                      SHARES       AMOUNT       CAPITAL      DEFICIT      RECEIVABLE    TOTAL
                                                      ------       ------     ----------   -----------   ------------   ------
Balances, beginning                                         --     $    --     $     --      $    --      $    --      $    --
Issuance of stock in formation
     of company, July 2, 2001                       15,093,000      15,093      (13,093)          --       (2,000)          --
                                                    ----------     -------     --------      -------      -------      -------

Balance, ending                                     15,093,000     $15,093     $(13,093)     $(1,000)     $(2,000)     $(1,000)
                                                    ==========     =======     ========      =======      =======      =======

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                                 OWNERTEL, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             Statement of Cash Flows

                     For the Day of Inception (July 2, 2001)

Net Loss                                                                  $ (1,000)
Adjustments to reconcile net loss to
   net cash provided by operating activities
   Increase in accrued expenses                                              1,000
                                                                          --------
Net cash provided by operating activities                                       --
Cash, beginning                                                                 --
                                                                          --------
Cash, ending                                                              $     --
                                                                          ========


In transactions not affecting cash, stock was issued in exchange for a stock subscription receivable in the amount of $2,000. No income taxes or interest were paid during the period.


SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                                 OWNERTEL, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          Notes to Financial Statements
                            Inception (July 2, 2001)


(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

         (A)      NATURE OF OPERATIONS

                  OwnerTel, Inc. (the "Company") was formed for the purpose of marketing wholesale long distance and local telecommunication services. Because of its lack of operating history, the Company is considered to be in the development stage and the accompanying financial statements represent those of a development stage company.

         (B)      CASH AND CASH EQUIVALENTS

                  The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. Balances of cash and cash equivalents in financial institutions may at times exceed the government insured limits.

         (C)      CONCENTRATION OF CREDIT RISK

                  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The Company's customers are geographically dispersed. No customer accounts for 10% or more of the Company's sales.

                  The Company conducts a screening of potential customers before extending credit and generally does not require collateral for its trade receivables.

         (D)      PROPERTY AND EQUIPMENT

                  Property and equipment are stated at cost. Leasehold improvements are amortized straight line over the shorter of their estimated useful life or the lease term. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets.

         (E)      INTANGIBLE ASSETS

                  Intangible assets consist principally of licenses to conduct business in accordance with applicable federal and state regulations governing telecommunications service. These assets are being amortized using the straight-line method over five years.

         (F)      INCOME TAXES

                  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that includes the enactment date.

                                 OWNERTEL, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          Notes to Financial Statements
                            Inception (July 2, 2001)


         (G)      ADVERTISING COSTS

                  Advertising costs are expensed as incurred.

         (H)      REVENUE RECOGNITION

                  Revenues and the related cost of revenues are recognized as the services are performed.

         (I)      INCOME PER SHARE

                  Statement of Financial Accounting Standards Board ("SFAS") No. 128, "Earnings Per Share" requires companies with complex capital structures that have publicly held common stock or common stock equivalents to present both basic and diluted earnings per share ("EPS") on the face of the income statement. Basic EPS is calculated as income available to common stockholders divided by the weighted average number of common shares outstanding during the period. Diluted EPS is calculated using the "if converted" method for convertible securities and the treasury stock method for options and warrants as previously prescribed by Accounting Principles Board Opinion No. 15, "Earnings Per Share."

         (J)      USE OF ESTIMATES

                  Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

         (K)      STOCK BASED COMPENSATION

                  The Company measures its equity transactions with non-employees using the fair value based method of accounting prescribed by SFAS No. 123, "Accounting for Stock-Based Compensation." Under the provisions of SFAS 123, the Company recognizes as a cost or expense, the fair value of stock awards and options to non-employees at the date of grant.

                  The Company continues to use the intrinsic value approach as prescribed by APB Opinion No. 25 ("APB 25") in measuring equity transactions with employees. Under APB 25, compensation cost for equity transactions with employees is recognized only to the extent the fair value of the equity instrument at the date of grant exceeds the exercise price the employee is required to pay.

         (L)      COMPREHENSIVE INCOME (LOSS)

                  The Company has adopted SFAS No. 130, "Reporting Comprehensive Income". SFAS No. 130 establishes standards for reporting and presentation of comprehensive income (loss) and its components in a full set of financial statements. SFAS 130 requires only additional disclosures in the financial statements, it does not affect the Company's financial position or results of operations. The Company does not have any components affecting comprehensive income (loss).

                                 OWNERTEL, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          Notes to Financial Statements
                            Inception (July 2, 2001)


(2)      STOCKHOLDERS' EQUITY

         COMMON STOCK

                  The Company was incorporated on July 2, 2001. In connection with the incorporation, the Company issued 15,093,000 shares of its common stock to the founders of the Company.

(3)      FAIR VALUE OF FINANCIAL INSTRUMENTS

                  Cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are stated at cost, which approximates fair value because of the short term maturity of those items. The estimated fair value of the Company's notes payable approximate their carrying value due to their recent origination and because interest rates and terms approximate market conditions.

(4)      SUBSEQUENT EVENTS

                  The Company expects to enter into an option agreement (the "Option") whereby the Company will have the right to purchase certain licenses for long-distance telecommunication service. The Option is to expire in one year. Under the terms of the Option, the Company is to issue a warrant to purchase 500,000 shares of its common stock at $1.50 per share. In addition, the Company is to agree to pay a continuing fee of $1.00 per new customer per month for each state where a license will be acquired. The Company is to also pay a continuing fee of $1.00 per month for all existing customers transferred to the Company in connection with the acquisition of any license.

                  In connection with its plan to obtain the Option, the Company assumed a loan commitment permitting the Company to borrow up to $250,000. The loan bears interest at 12% per annum and is secured by substantially all of the assets of the Company. In addition, the loan is secured by the personal guarantee of the Company's president, and the property of one of the Company's shareholders.

                  The loan provides for draws under the loan agreement based upon certain criteria. To date, $150,000 has been borrowed under the loan agreement. Under the terms of the loan agreement, the Company will issue to the Lender 100,000 shares of its common stock at a rate of 25,000 per quarter for a period of one year after OwnerTel's registration statement is declared effective.

                  At dates subsequent to July 2, 2001, the Company issued 1,562,000 shares of its common stock in exchange for services rendered to the Company by various consultants. In connection with the issuance of these shares, the Company recorded expenses totaling $1,171,500.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

         ITEM 24:   INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Articles of Incorporation of OwnerTel eliminate, subject to certain limited exceptions, the personal liability of a director to OwnerTel or its shareholders for monetary damage for any breach of duty as a director. There is no elimination of liability for (i) a breach of duty involving appropriation of a business opportunity of OwnerTel; (ii) an act or omission which involves intentional misconduct or a knowing violation of law; (iii) any transaction from which the director derives an improper personal benefit; or (iv) as to any payments of a dividend or any other type of distribution that is illegal under
Section 14-2-832 of the Georgia Business Corporation Code (the "GBCC"). In addition, if at any time the GBCC is amended to authorize further elimination or limitation of the personal liability of a director, then the liability of each director shall be eliminated or limited to the fullest extent permitted by such provisions, as so amended, without further action by the shareholders, unless the provisions of the GBCC require such action. The provision does not limit the right of OwnerTel or its shareholders to seek injunctive or other equitable relief not involving payments in the nature of monetary damages.

         OwnerTel's bylaws contain certain provisions which provide indemnification to directors that is broader than the protection expressly mandated in Sections 14-2-852 and 14-2-857 of the GBCC. To the extent that a director or officer of OwnerTel has been successful, on the merits or otherwise, in the defense of any action or proceeding brought by reason of the fact that he or she was a director or officer of OwnerTel, Sections 14-2-852 and 14-2-857 of the GBCC would require OwnerTel to indemnify such person against expenses (including attorney's fees) actually and reasonably incurred in connection therewith. The GBCC expressly allows OwnerTel to provide for greater indemnification rights to its officers and directors, subject to shareholder approval.

         The indemnification provisions in OwnerTel bylaws require OwnerTel to indemnify and hold harmless any director who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (including any action or suit by or in the right of OwnerTel) because he or she is or was a director of OwnerTel, against expenses (including, but not limited to, attorney's fees and disbursements, court costs and expert witness fees), and against judgments, fines, penalties, and amounts paid in settlement incurred by him or her in connection with the action, suit or proceeding. Indemnification would be disallowed under any circumstances where indemnification may not be authorized by action of the board of directors, the shareholders or otherwise. The board of directors of OwnerTel also has the authority to extend to officers, employees and agents the same indemnification rights held by directors, subject to all the accompanying conditions and obligations. Indemnified persons would also be entitled to have OwnerTel advance expenses prior to the final disposition of the proceeding. If it is ultimately determined that they are not entitled to indemnification, however, such amounts would be repaid. Insofar as indemnification for liability arising under the Securities Act may be permitted to officers and directors of OwnerTel pursuant to the foregoing provisions, OwnerTel has been told that in the opinion of the Commission, such indemnification is against public policy and is, therefore, unenforceable.

         ITEM 25:   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth all expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than the Placement Agent's discounts and commissions, if any. All of the amounts shown are estimated except for the registration fees of the SEC.

SEC Registration Fees..............................................  $ 1,841.25
Blue Sky Registration Fees and Expenses............................          --
Legal Fees and Expenses............................................          --
Accounting Fees....................................................  $15,000.00
Printing and Engraving Expenses....................................  $25,000.00
Total..............................................................
                                                                     ==========

                  TO BE COMPLETED BY AMENDMENT.

         ITEM 26:   RECENT SALES OF UNREGISTERED SECURITIES

         In July, 2000, OwnerTel issued an aggregate of 15,093,000 shares of common stock for nominal consideration to the founding shareholders of the Company. The shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

         In July, 2000, OwnerTel issued an aggregate of 1,562,000 shares to various individuals for services provided and to be provided to the Company. The shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

         In July, 2000, OwnerTel exchanged an aggregate of 345,000 shares with certain shareholders of TransNet and assumed a loan in exchange for the shareholder's TransNet common stock and the provision of future services. The shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

         ITEM 27:   EXHIBITS

         The following exhibits are filed as part of this Registration
Statement:


       Exhibit
        Number          Description of Exhibit
      ---------         ------------------------------------------------------
          3.1           Articles of Incorporation of the Company
          3.2           By-Laws of the Company*
          4.1           Form of Specimen Common Stock Certificate*
          4.4           Stock Option Plan*
          5.1           Opinion of Warren L. Traver, Esq.*
         23.1           Consent of Warren L. Traver, Esq. (included in Exhibit 5.1 hereto)*
         23.2           Consent of Rodefer Moss & Co., PLLC

         * TO BE FILED BY AMENDMENT.

         ITEM 28: UNDERTAKINGS

         The undersigned registrant hereby undertakes:

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act) may be permitted to directors, officers, or controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                  [Remainder of page intentionally left blank]

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 30, 2001.

                                       OWNERTEL, INC.

                                       (Registrant)



                                       By    /s/ William G. Head III
                                           -----------------------------------
                                           William G. Head III
                                           Chairman and President

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


Date:  July 30, 2001






  /s/  William G. Head III
----------------------------------------------------------
William G. Head III
Chairman and President


  /s/  Elizabeth Crews
----------------------------------------------------------
Elizabeth Crews
Director and Secretary